Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Viggle Inc.
New York, New York
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 2014, relating to the consolidated financial statements of Viggle Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

/s/ BDO USA, LLP
New York, New York
October 16, 2014